Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333- 238680) and Form S-8 (Nos. 333-266379, 333-238627, 333-231781, 333-211298, 333-204308, and 333-
258297) of Intellicheck, Inc. of our report dated April 1, 2024, with respect to the financial statements of Intellicheck, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ FORVIS, LLP
Tysons, Virginia
April 1, 2024